SHARE EXCHANGE AGREEMENT

BY AND AMONG

LED LIGHTING COMPANY

THE HIT CHANNEL, INC.

AND

CERTAIN SHAREHOLDERS OF THE HIT CHANNEL, INC.

Dated June 16, 2017

TABLE OF CONTENTS

Page

EXHIBITS AND SCHEDULES

Exhibit A	Form of Notice of Exchange
Schedule I	Schedule of THC Shares to be exchanged for LEDCO Common Stock
Schedule II	Investor Questionnaire

EXCHANGE AGREEMENT

This Share Exchange Agreement ("**Agreement**") is made and entered into as of June 16, 2017 by and among LED Lighting Company, a Delaware corporation ("**LEDCO**"), The Hit Channel, Inc., a California corporation ("**THC**"), and the shareholders of THC set forth on the signature pages to this Agreement (collectively, the "**Sellers**" and individually, a "**Seller**") with respect to the following facts:

RECITALS

A. Sellers own more than ninety percent (90%) of the issued and outstanding shares of Common Stock, no par value, of THC (the "**THC Shares**") in the denominations as set forth opposite their respective names on **Schedule I** to this Agreement;

B. LEDCO desires to acquire from Sellers, and Sellers desire to sell and transfer to LEDCO, all of the THC Shares owned by Sellers on the Closing Date in exchange (the "**Exchange**") for the issuance and delivery by LEDCO of one (1) share of Common Stock of LEDCO ("**Common Stock**") for each one (1) THC Share (the "**Exchange Ratio**");

C. It is intended that, for federal income tax purposes, the Exchange shall qualify as an exchange described in Section 351 of the of the Internal Revenue Code of 1986, as amended (the "**Code**") and a reorganization described in Section 368 of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

Section 1.1 The Exchange. On the terms and subject to the conditions of this Agreement, LEDCO shall issue and deliver to each of the Sellers owning THC Shares such number of shares of Common Stock as is set forth opposite such Seller's name on **Schedule I** hereto, and each such Seller shall sell, transfer and deliver to LEDCO, the number of issued and outstanding THC Shares set forth opposite such Seller's name on **Schedule I** hereto along with a duly executed share assignment endorsed in favor of LEDCO on the Closing Date.

Section 1.2 Exchange Ratio.

(a) At the Closing, the former shareholders of THC shall own no more than 12,000,000 shares of Common Stock of LEDCO, and the stockholders of LEDCO shall own no more than 1,200,000 shares of Common Stock of LEDCO.

(b) If between the date of this Agreement and the Closing Date, the holders of issued and outstanding THC Shares constituting less than one hundred percent (100%) but more than ninety percent (90%) have agreed to the Exchange contemplated hereunder (all other THC shareholders, hereinafter the "**Delayed Stockholders**"), then THC shall proceed to

the Closing of the Exchange, subject to satisfaction of the conditions set forth in Section 7.1. For a period of three months following the Closing Date, LEDCO may, but shall not be required to accept for Exchange any THC Shares then held by any Delayed Stockholder, subject to such Delayed Stockholder's execution of this Agreement as a Seller for all intents and purpose, including but not limited to assuming all representations, warranties and undertakings of the Sellers hereunder and performance of all of the conditions for Closing to be performed by each Seller hereunder. Until such time as a Delayed Stockholder executes this Agreement and submits his THC Shares in exchange for shares of Common Stock (thereby becoming a Seller), and such exchange is accepted by LEDCO, such Delayed Stockholder shall remain a stockholder of THC and shall not be considered a stockholder of LEDCO and shall not be entitled to any of the rights thereof, including without limitation the right to vote or receive any distributions with respect thereto.

ARTICLE II

THE CLOSING

Section 2.1 Closing Date. The closing of the Exchange and the other transactions contemplated by this Agreement (the "**Closing**") shall take place on July 17, 2017 at the offices of THC, 7340 Greenbush Avenue, Los Angeles, California 91605, or at such other location, date and time as LEDCO and THC may agree. The time and date upon which the Closing actually occurs being referred to herein as the "Closing Date".

Section 2.2 Transactions at Closing. At the Closing, the following transactions shall take place, which transactions shall be deemed as having taken place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) LEDCO shall deliver to THC, as agent for Sellers, the following documents:

(i) A treasury order issued to the LEDCO transfer agent corresponding to the Common Stock issued in the name of the Sellers in the amounts set forth in **Schedule I**;

(ii) True copies of all consents and waivers obtained by LEDCO, in accordance with the provisions of Section 7.1 below; and

(iii) Such other documents and instruments as THC may reasonably request.

(b) THC shall deliver, or cause to be delivered, to LEDCO the following documents and/or shall take the following actions:

(i) Validly executed stock certificates corresponding to the number of THC shares being transferred by the Sellers, issued in the name of LEDCO and shall register the shares in the name of LEDCO in the shareholders register of THC; and

(ii) Such other documents as LEDCO may reasonably request.

(c) The Sellers shall deliver the following documents:

(i) to LEDCO, duly executed assignments in the form attached hereto as **Exhibit A** effecting the immediate and unconditional sale, assignment and irrevocable transfer of THC Shares to LEDCO, free and clear of any Liens, or any other third party rights of any kind and nature, whether voluntarily incurred or arising by operation of law; and

(ii) to THC, as agent for LEDCO, all share certificates in respect of THC Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LEDCO

LEDCO represents and warrants to THC and each Seller that, subject to such exceptions as may be specifically set forth in the public reports filed by LEDCO on the SEC's EDGAR database, the statements contained in this Article III are true and correct as of the date of this Agreement:

Section 3.1 Organization . LEDCO is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.

Section 3.2 Authorization. LEDCO has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 3.3 Validity and Effect of Agreement. This Agreement has been duly and validly executed and delivered by LEDCO and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of LEDCO, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 3.4 No Conflict. Neither the execution and delivery of this Agreement by LEDCO nor the performance by LEDCO of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with LEDCO's Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to LEDCO or any of the properties or assets of LEDCO; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of LEDCO, or result in the creation or imposition of any Lien upon any properties, assets or business of LEDCO under, any Contract or any order, judgment or decree to which LEDCO is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for

such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on LEDCO, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.5 Required Filings and Consents. The execution and delivery of this Agreement by LEDCO does not, and the performance of this Agreement by LEDCO will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to LEDCO except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws ("**Blue Sky Laws**"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LEDCO, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.6 Capitalization. The authorized capital stock of LEDCO consists of (i) 100,000,000 shares of Common Stock, par value $0.0001 per share, of which 26,157,195 shares of Common Stock are issued and outstanding as of the date of this Agreement, and no more than 1,200,000 shares of Common Stock will be issued and outstanding as of the Closing Date; and (ii) 20,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Agreement. Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from LEDCO and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of LEDCO or under which LEDCO is, or may become, obligated to issue any of its securities. All shares of capital stock of LEDCO outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are free of preemptive rights.

Section 3.7 Status of Common Stock. The Common Stock, when issued and allotted at the Closing in exchange for THC Shares, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in LEDCO's Certificate of Incorporation and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the Sellers, in LEDCO's stockholders ledger.

Section 3.8 SEC Reports and Financial Statements. LEDCO has timely filed with the SEC all forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under any applicable law, and has heretofore made available (or promptly following filing will make available) to THC true and complete copies of, all such forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under the Exchange Act or the Securities Act (the "**LEDCO SEC Documents**"). As of their respective dates or, if amended, as of the date of the last such amendment, the LEDCO SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a

material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) were complete and accurate in all material respects, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

Section 3.9 No Undisclosed Liabilities. Except as disclosed in the LEDCO Financial Statements, LEDCO does not have any liabilities, indebtedness or obligations, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due (each a "Liability" and collectively, "**Liabilities**"), and, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, including without limitation any liabilities for foreign, federal, state, local or other taxes (including deficiencies, interest and penalties) in excess of $3,000. As of the Closing Date, LEDCO shall have no Liabilities other than up to $50,000 in unsecured accounts payable or accrued expenses.

Section 3.10 Litigation. There is no action pending or, to the knowledge of LEDCO, threatened against LEDCO that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against LEDCO, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 3.11 Books and Records. The books and records, financial and others, of LEDCO are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

Section 3.12 Compliance. LEDCO is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. LEDCO has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise required herein, LEDCO does not, and is not required to, hold any permits, licenses or franchises from Governmental Authorities.

Section 3.13 Tax-Free Exchange. LEDCO has not taken any action, nor does LEDCO know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a "reorganization" within the meaning of Section 351 or 368 of the Code.

Section 3.14 Brokers and Finders. Neither LEDCO, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which LEDCO has or could have any liability.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THC

THC represents and warrants to LEDCO and each Seller that the statements contained in this Article IV are true and correct as of the date of this Agreement:

Section 4.1 Organization . THC is duly organized and validly existing under the laws of the State of California, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. THC has no subsidiaries.

Section 4.2 Authorization. THC has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 4.3 Validity and Effect of Agreement. This Agreement has been duly and validly executed and delivered by THC and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of THC, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 4.4 No Conflict. Neither the execution and delivery of this Agreement by THC nor the performance by THC of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with THC's Articles of Incorporation; (ii) violate any statute, law, ordinance, rule or regulation, applicable to THC or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of THC, or result in the creation or imposition of any Lien upon any properties, assets or business of THC under, any Material Contract or any order, judgment or decree to which THC is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on THC, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.5 Required Filings and Consents. The execution and delivery of this Agreement by THC do not, and the performance of this Agreement by THC will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to THC, except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act, and Blue Sky Laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on THC, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.6 Capitalization. At the Closing, the authorized capital stock of THC shall consists of 12,000,000 shares of THC's common stock, and no more than 12,000,000 shares of common stock will be issued and outstanding as of the Closing Date; provided, however, in the event that THC has received less than $1,000,000 in the Capital Raise prior to the Closing Date, then the maximum amount of issued and outstanding shares of THC common stock as of the Closing Date shall be 10,000,000 plus 2 shares for each $1.00 which has been received by THC in the Capital Raise prior to the Closing Date. Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from THC. All THC Shares outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are free of preemptive rights.

Section 4.7 No Undisclosed Liabilities. THC has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation. As of the Closing Date, THC shall have no Liabilities other than up to $50,000 in unsecured accounts payable or accrued expenses.

Section 4.8 Material Contracts. Each THC Material Contract (i) is legal, valid, binding and enforceable and in full force and effect with respect to THC, and to THC's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing (but only for such Material Contracts that have a contract term that continues beyond the Closing) in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. Neither THC nor, to THC's knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would (i) constitute a breach or default by THC or, to THC's knowledge, by any such other party, or (ii) permit termination, modification or acceleration, under the THC Material Agreement.

Section 4.9 Intellectual Property Rights.

(a) THC owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in its business, free and clear of all liens, claims or encumbrances (all of which are referred to as the **"THC Intellectual Property Rights"**). The foregoing representation as it relates to all licenses,

sublicenses and other agreements to which THC is a party and pursuant to which THC is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("**Licensed Intellectual Property**") is limited to the interests of THC pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants THC such rights to such intellectual property as are used in the business as currently conducted.

(b) THC (i) has not received notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) does not have any knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any THC Intellectual Property Rights or Licensed Intellectual Property. THC has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

Section 4.10 Litigation. There is no action pending or, to the knowledge of THC, threatened against THC that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against THC, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 4.11 Compliance. THC is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. THC has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. THC holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.12 Tax-Free Exchange. THC has not taken any action, nor does THC know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a "reorganization" within the meaning of Section 351 or 368 of the Code.

Section 4.13 Brokers and Finders. Except as described herein, neither THC nor any of its officers, directors, employees or managers, have employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which THC has or could have any liability.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Each Seller, individually and not jointly, hereby makes the following representations and warranties to THC and LEDCO:

Section 5.1 Authorization. Such Seller has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 5.2 Validity and Effect of Agreement. Upon the execution and delivery of each other document to which such Seller is a party (assuming due execution and delivery by each other party thereto) each such other document will be the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 5.3 No Breach or Violation. The execution, delivery and performance by such Seller of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or bylaws of such Seller, if applicable, or (ii) any agreement to which such Seller is a party, or by which such Seller or such Seller's assets are bound or affected.

Section 5.4 Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to, any Government Authority or any other Person is necessary to be obtained, made or given by such Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any other document to which it is a party or for the consummation by such Seller of the transactions contemplated hereby or thereby.

Section 5.5 Title. The THC Shares to be delivered by such Seller in connection with the transactions contemplated herein are, and at the Closing will be owned, of record and beneficially, solely by such Seller, free and clear of any Lien and represent such Seller's entire ownership interest in THC.

Section 5.6 Investor Status. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act and has properly completed the form attached hereto as **Schedule II**.

Section 5.7 No Government Review. Such Seller understands that neither the SEC nor any securities commission or other Governmental Authority of any state, country or other jurisdiction has approved the issuance of the Common Stock or passed upon or endorsed the merits of the Common Stock or this Agreement or any of the other documents relating to the Exchange (collectively, the "**Offering Documents**"), or confirmed the accuracy of, determined the adequacy of, or reviewed the Exchange Agreement or the other Offering Documents.

Section 5.8 Investment Intent. The shares of Common Stock are being acquired by Seller for Seller's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in or otherwise distributing the same. Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of THC Shares.

Section 5.9 Restrictions on Transfer. Seller understands that the shares of Common Stock have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by Seller from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Seller shall furnish LEDCO with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to LEDCO. Seller acknowledges that it is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

Section 5.10 Informed Investment. Seller has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon THC for legal or tax advice related to this investment. In making its decision to acquire the Common Stock, Seller has not relied upon any information other than information contained in this Agreement and in the other Offering Documents.

Section 5.11 Access to Information. Seller acknowledges that it has had access to and has reviewed all documents and records relating to LEDCO, including, but not limited to, the LEDCO SEC Documents, that it has deemed necessary in order to make an informed investment decision with respect to an investment in LEDCO.

Section 5.12 Reliance on Representations. Seller understands that the shares of Common Stock are being offered and sold to Seller in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that LEDCO and THC are relying in part upon the truth and accuracy of, and such Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Common Stock. Seller represents and warrants to LEDCO and THC that any information Seller has heretofore furnished or furnishes herewith to LEDCO and THC is complete and accurate, and further represents and warrants that it will notify and supply corrective information to LEDCO and THC immediately upon the occurrence of any change therein occurring prior to THC's issuance of the Common Stock. Within five (5) days after receipt of a request from THC, Seller will provide such

information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which THC is subject.

Section 5.13 No General Solicitation. Seller is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

Section 5.14 Legends. Seller understands that the certificates representing the Common Stock shall have endorsed thereon the following legend, and stop transfer instructions reflecting that these restrictions on transfer will be placed with the transfer agent of the Common Stock:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT, (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933."

Section 5.15 Placement and Finder's Fees. No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Seller or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated hereby, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreements, arrangements or understanding made by or on behalf of Seller.

Section 5.16 Disclosure. No representation or warranty of the Seller in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1 No Shop. Until the earlier of the Closing Date and the date of termination of this Agreement pursuant to VIII, neither LEDCO, nor THC, nor the Sellers, nor

any of their respective representatives shall, directly or indirectly, take any of the following actions with any third party: (i) solicit, initiate, encourage, entertain or agree to any proposals or offers from any Person relating to (A) any merger, share exchange, business combination, reorganization, consolidation or similar transaction involving LEDCO or THC, (B) the acquisition of beneficial ownership of any equity interest in LEDCO or THC, whether by issuance or by purchase (through a tender offer, exchange offer, negotiated purchase or otherwise) from the Sellers or otherwise, (C) the license or transfer of all or a material portion of the assets of LEDCO or THC or (D) any transaction that may be inconsistent with or that may have an adverse effect upon the transactions contemplated by this Agreement (any of the transactions described in clauses (A) through (D), a "*Third-Party Acquisition*"); or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to LEDCO or THC in connection with, or take any other action to solicit, consider, entertain, facilitate or encourage any Inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third-Party Acquisition. The Parties acknowledge and agreed that money damages would not be a sufficient remedy for any breach of this Section and that any aggrieved party shall therefore be entitled to seek equitable relief, including an injunction or specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies but shall be in addition to all other remedies available at law or equity.

Section 6.2 Further Assurances. Each of the parties hereto agrees to use commercially reasonable efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange, including, but not limited to: (i) satisfying the conditions precedent to the obligations of any of the parties hereto; (ii) obtaining all waivers, consents and approvals from other parties necessary for the consummation of the Exchange, (iii) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iv) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 6.3 Public Announcements. LEDCO, the Sellers and THC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to LEDCO, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of FINRA.

Section 6.4 Notification of Certain Matters. Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

Section 6.5 Capital Raise. Prior to the Closing, THC shall raise gross proceeds of not less than $500,000.00 through the private placement of THC common stock (the "***Capital Raise***").

Section 6.6 Tax-Free Exchange Status. The parties hereto shall take (or refrain from taking) any and all actions necessary to ensure that, for United States federal income tax purposes: (i) the Exchange shall qualify as a reorganization within the meaning of Sections 368(a)(1)(B) of the Code, and (ii) that the tax consequences to the stockholders of both companies are minimized.

Section 6.7 Resignation of Directors. At the Closing, Kevin Kearney shall (i) appoint Will Hobbs and Darren Capik to the LEDCO Board of Directors and as the Chief Executive Officer and Chief Financial Officer of LEDCO; and (ii) shall resign as the sole director and officer of LEDCO.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE EXCHANGE

Section 7.1 Conditions to Obligations of THC. The obligations of THC and Sellers to consummate the Exchange shall be subject to the fulfillment, or written waiver by THC, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of LEDCO set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b) LEDCO shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained;

(d) There has been no Material Adverse Effect on the business, condition or prospects of LEDCO until the Closing Date;

(e) LEDCO shall have entered into employment or consulting agreements with Mr. Hobbs and Mr. Capik on mutually agreeable terms which shall permit the issuance of no more than 4,000,000 shares of LEDCO common stock; and

(f) LEDCO shall have entered into consulting agreements with other service providers as determined by LEDCO and THC which shall permit the issuance of no more than 1,200,000 shares of LEDCO common stock.

Section 7.2 Conditions to Obligations of LEDCO. The obligations of LEDCO to consummate the Exchange shall be subject to the fulfillment, or written waiver by LEDCO, at or prior to the Closing of each of the following conditions:

(a) The representations and warranties of THC set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b) THC shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by THC on or prior to the Closing Date;

(c) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained;

(d) There has been no Material Adverse Effect on the business, condition or prospects of THC until the Closing Date;

(e) Sellers owning at least ninety percent (90%) of the issued and outstanding THC Shares (including the THC Shares to be issued in the Capital Raise) shall have executed this Agreement;

(f) THC shall have completed the Capital Raise; and

(g) THC shall have executed a binding agreement (i) for the use/acquisition of the "thc.com" URL; (ii) with Action House for the use of the software platform for "thc.com"; and (iii) with a production house for the production of the content on "thc.com".

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of LEDCO and THC;

(b) by THC, upon written notice to LEDCO, if the Closing shall not have occurred on or before July 17, 2017 or if any of the conditions to the Closing set forth in Section 7.1 shall have become incapable of fulfillment by July 17, 2017 and shall not have been waived in writing by THC; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to THC if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by LEDCO, upon written notice to THC, if the Closing shall not have occurred on or before July 17, 2017 or if any of the conditions to the Closing set forth in Section 7.2 shall have become incapable of fulfillment by July 17, 2017 and shall not have been waived in writing by LEDCO; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to LEDCO if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(d) by LEDCO or THC if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Exchange and such injunction, order, decree, ruling or other action shall have become final and non-appealable;

Section 8.2 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Exchange shall be abandoned without any further action by the parties hereto. Neither LEDCO nor THC shall have any liability to the other for any termination under this Article VIII. If this Agreement is terminated as provided herein:

(a) each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Exchange, whether obtained before or after the execution hereof; and

(b) each party agrees that all Confidential Information received by LEDCO or THC with respect to the other party, this Agreement or the Exchange shall be kept confidential notwithstanding the termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Entire Agreement. This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 9.2 Amendment and Modifications. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

Section 9.3 Extensions and Waivers. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document,

certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

Section 9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.

Section 9.5 Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 9.6 Specific Performance. The parties hereto agree that in the event that any party fails to consummate the Exchange in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Section 9.7 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, email or other electronic transmission service to the appropriate address or number as set forth below (or any other address duly notified by a party hereto pursuant to the provisions of this Section 9.7).

If to LEDCO:
LED Lighting Company
2090 Novato Blvd.
Novato, CA 94947
Attn: Kevin Kearney
Phone: [•]
Fax: [•]
Email: kevin@kearneyobanion.com

with a copy to:
Steven J. Davis
1042 N. El Camino Real #261
Encinitas, CA 92024

Phone: (619) 788-2383
Fax: (858) 367-8138
Email: steve@sjdavislaw.com

If to THC or a Seller:
The Hit Channel, Inc.
7340 Greenbush Avenue
Los Angeles, California 91605
Attn: Will Hobbs
Phone: 310.663.4497

with a copy to:

Fax: [•]
Email: will@keypriority.com

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.9 Consent to Jurisdiction. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a state or federal court of competent jurisdiction the State of California, County of Los Angeles, and the parties hereto each consents to the jurisdiction of such a court.

Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile or electronic/PDF transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 9.11 Certain Definitions. As used herein:

(a) "**Confidential Information**" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by THC, on the one hand, or LEDCO, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(b) "**Contract**" shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(c) "**Exchange Act**" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(d) "**Governmental Authority**" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(e) "**Knowledge**" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

(f) "**Lien**" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(g) "**Material Adverse Effect**" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity;

(h) "**Material Contract**" shall mean any Contract, other than equipment and furniture leases entered into in the ordinary course of business, where the liabilities or commitments associated therewith exceed $10,000 individually or $50,000 in the aggregate;

(i) "**Person**" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

(j) "**SEC**" shall mean the Securities and Exchange Commission;

(k) "**Securities Act**" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(l) "**Taxes**" shall mean all taxes (whether U.S. federal, state, local or other non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

LED LIGHTING COMPANY

DocuSigned by:

By: Kevin Kearney

CBDE3951E2EB4CE

Name: Kevin Kearney
Title: Chief Executive Officer

THE HIT CHANNEL, INC.

DocuSigned by:

By: Will Hobbs

CA1C994C009C42C...

Name: Will Hobbs
Title: Chief Executive Officer

[Signature Page to Share Exchange Agreement]

Counterpart Signature Page to
Exchange Agreement between
LED Lighting Company
and
The Hit Channel, Inc.

(Each Seller must also complete Schedule II)

DocuSigned by:
Will Hobbs
CA1C994C009C42C...
____
Will Hobbs

Number of Shares: 5,100,000

DocuSigned by:
Darren Capik
67E25EC4EA144DD...
____
Darren Capik

Number of Shares: 5,100,000

Counterpart Signature Page to
Exchange Agreement between
LED Lighting Company
and
The Hit Channel, Inc.

(Each Seller must also complete Schedule II)

____
(Print Name of Seller)

By:____________________________
Name:
Title:

Number of Shares: ________________

____
Address

____
(City, State and Zip Code/Postal Code)

____
Country

____
For US persons: taxpayer id number

Schedule I

Exchange of THC Shares for LEDCO Common Stock

Shareholder Name	Certificate Number	Number of Shares
Will Hobbs	1	5,100,000
Darren Capik	2	5,100,000

Schedule II

Investor Questionnaire

Please check the applicable box –

The undersigned is an accredited investor by reason of coming within one of the following categories:

___ 1. A natural person whose net worth, either individually or jointly with such person's spouse, at the time of the undersigned's receipt the shares exceeds $1,000,000 (excluding the value of his or her primary residence);

___ 2. A natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in the two most recent years and reasonably expects to have individual income reaching the same level in the current year;

___ 3. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3)(a)(5)(A) of the Securities Act. whether acting in its individual or fiduciary capacity;

___ 4. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___ 5. An insurance company as defined in Section 2(13) of the Securities Act:

___ 6. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___ 7. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___ 8. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees. if such plan has total assets in excess of $5,000,000;

___ 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___ 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___ 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

___ 12. An executive officer or director of THC.

___ 13. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in THC; or

___ 14. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this category only, a list of the equity owners of the undersigned, and each such equity owner should complete a copy of this questionnaire.

The undersigned has executed this Investor Questionnaire as of June 16, 2017

____
(Print Name of Investor)

By:____________________________
Name:
Title:

____
Address

____
(City, State and Zip Code/Postal Code)

____
Country

____
For US Persons: taxpayer identification number

EXHIBIT A

Form of Notice of Exchange